Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SFAC NEW HOLDINGS, INC.

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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

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            SFAC New Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

            FIRST: Article 4 of the Corporation's Certificate of Incorporation is hereby amended by deleting the first paragraph therein in its entirety and by inserting in lieu and instead thereof the following:

            4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is three hundred twenty thousand, two hundred and fifty (320,250) shares, consisting of (a) three hundred and nineteen thousand, two hundred and fifty (319,250) shares of common stock, no par value per share (the "Common Stock") and (b) one thousand (1,000) shares of preferred stock, no par value per share (the "Preferred Stock").

            SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned have caused this Certificate to be duly executed in its corporate name as of this 8th day of June, 1999.

                                   SFC SUB, INC.


                                   By: /s/ Robert L. Fishbune
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                                   Name: Robert L. Fishbune
                                   Title: Vice President & Assistant Secretary


                                   By: /s/ Sean Stack
                                   -------------------------------------------
                                   Name: Sean Stack
                                   Title: Vice President, Treasurer & Secretary